UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2018

PROGREEN US, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-25429	59-3087128
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	( I.R.S. Employer Identification No.)

2667 Camino del Rio South, Suite 312, San Diego, CA	92108-3763
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 487-9585

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

BACKGROUND

ProGreen US, Inc. (ProGreen) is providing the following background comments regarding disclosures in the Items included in this Current Report.

Engagement for Bridge Financing

This conventional financing represents the first stage in the larger funding plan, as referenced in the filings, press releases and Twitter communications listed below. The company intends to use the proceeds from this bridge loan to pay off convertible notes and other debt, as well as to further its Baja California projects, although there is no assurance that we will be able to secure this financing.

Please refer to our previous filings, as well as the following related announcements for additional information on the planned conventional debt financing:

●

Form 8-K Current Report on September4, 2018: Item 1.02. Termination of Material Definitive Agreement We notified the Lender that we have terminated the financing commitment

https://www.sec.gov/Archives/edgar/data/1079297/000149315218012877/form8-k.htm

●	Form 8-K Current Report on July 20, 2018: Item 7.01. Regulation FD Disclosure. Financing Commitment for Cielo Mar Property https://www.sec.gov/Archives/edgar/data/1079297/000149315218010254/form8-k.htm
●

Form 8-K Current Report on June 5, 2018: Item 1.01. Entry into a Material Dfinitive Agreement. Financing Commitment Received for Cielo Mar Property

https://www.sec.gov/Archives/edgar/data/1079297/000149315218008204/form8-k.htm

●

From the Company’s Twitter account @ProGreenUS on June 5, 2018: “ProGreen has enterd into a financing commitment agreement for a two-year $5M financing. FORM 8-K filed

https://backend.otcmarkets.com/otcapi/company/sec-filings/12796881/content/html”

●	From the Company’s Twitter account @ProGreenUS on May 30, 2018: “We have now received a firm commitment letter from the lender for the $5M bridge financing, referred to in the May 22 Twitter announcement regarding the Letter of Intent.”
●	From the Company’s Twitter account @ProGreenUS on May 22, 2018: “We have now executed the Letter of Intent for a bridge financing of $5M (referred to in yesterday’s announcement https://www.progreenus.com/pr-20180521/ ). Now proceeding with the underwriting due diligence.”
●	Press release on May 21, 2018: “ProGreen Receives LOI’s for First Stage of Larger Funding Plan”
●	Press release on April 6, 2018: “ProGreen Receives Cielo Mar Valuation Pursuant to Funding Plan”
●	Press release on March 21, 2018: “CBRE Appraisal Values Cielo Mar Land at $42M”
●	Press release on January 29, 2018: “ProGreen Retains CBRE for Cielo Mar Property Appraisal”
●	Press release on December 20, 2017: “ProGreen announces $10M secured financing plan”

THE FOREGOING GENERAL DISCUSSION IS QUALIFIED BY THE MORE DETAILED ITEM DESCRIPTION AND THE REFERENCED EXHIBIT DOCUMENT BELOW.

Item 1.01.	Entry into a Material Definitive Agreement.

Engagement of CMN Funding for Bridge Financing

On September 5, 2018 ProGreen engaged CMN Funding (the “Lender”) under the terms of their August 31, 2018 Letter of Interest for a three-year $5,500,000 financing (the “Loan”) secured by a first mortgage lien on our Cielo Mar property in Baja California, Mexico. The engagement does not constitute a commitment from either party to execute a definitive financing agreement. The Company has paid the Lender’s $3,500 Acceptance Fee, of which $2,500 is fully refundable should the Lender be unable or unwilling to deliver the anticipated funding within 60 days. Should this engagement result in a definitive financing agreement, the Lender’s origination fee of 1.75% of all senior debt and 2.50% of any preferred equity is payable upon closing.

The Loan term is specified as three years, and the interest rate on the Loan as between 9% and 11%.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
10.82	CMN Funding Letter of Interest and Term Sheet August 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGREEN US, INC.

Dated: September 5, 2018	By:	/s/ Jan Telander
Jan Telander, Chief Executive Officer